UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 30, 2013

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in charter)

Kansas	1-13687	48-0905805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4441 West Airport Freeway Irving, Texas	75062
(Address of principal executive offices)	(Zip Code)

(972) 258-8507

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On May 2, 2013, CEC Entertainment, Inc. (the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2013.

The information furnished in this Item 2.02 – “Results of Operations and Financial Condition” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Set forth below is information concerning each matter submitted to a vote at the Company’s Annual Meeting of Stockholders held on April 30, 2013.

Proposal No. 1: The stockholders elected each of the following persons as a director to serve for a term of one year or until their successors are elected and qualified or until their earlier resignation or removal.

	For	Withheld	Broker Non-Votes
Richard M. Frank	15,425,891	541,959	322,031
General (ret) Tommy Franks	14,855,134	1,112,716	322,031
Michael H. Magusiak	15,470,359	497,491	322,031
Tim T. Morris	14,772,339	1,195,511	322,031
Louis P. Neeb	15,399,948	567,902	322,031
Cynthia Pharr Lee	14,785,510	1,182,340	322,031
Bruce M. Swenson	15,485,862	481,988	322,031
Walter Tyree	14,770,198	1,197,652	322,031
Raymond E. Wooldridge	14,770,139	1,197,711	322,031

Proposal No. 2: The stockholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement filed on March 18, 2013, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

For	Against	Abstain	Broker Non-Votes
10,078,309	5,868,525	21,016	322,031

Proposal No. 3: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year.

For	Against	Abstain	Broker Non-Votes
16,261,125	26,555	2,201	0

No other matters were voted upon at the meeting.

Item 8.01. Other Events.

Declaration of Cash Dividend

On April 30, 2013, the Company’s Board of Directors declared a cash dividend of $0.24 per share on the common stock of the Company. The cash dividend is payable on July 2, 2013 to stockholders of record as of June 6, 2013.

Authorization to Repurchase Additional Shares

On April 30, 2013, the Company’s Board of Directors authorized the repurchase of up to an additional $100 million of common stock under the Company’s stock repurchase program. With this increase, the Company currently has authorization to repurchase approximately $137.0 million of common stock. The stock repurchase authorization does not have an expiration date. Share repurchases may be effected from time to time through open market transactions, accelerated share repurchases or in privately negotiated transactions. The stock repurchase program may be accelerated, expanded, suspended, delayed or discontinued at any time.

The Company’s press release dated May 2, 2013, announcing, among other things, the share repurchase program, is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of CEC Entertainment, Inc. dated May 2, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEC ENTERTAINMENT, INC.

Date: May 2, 2013	By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of CEC Entertainment, Inc. dated May 2, 2013

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